Exhibit 99.7

KNOLOGY, INC.

191,839 Shares of Series AA Convertible Preferred Stock

RIGHTS REOFFERING AGREEMENT

September 16, 2005

Knology, Inc.

1241 O.G. Skinner Drive

West Point, Georgia 31833

Ladies and Gentlemen:

Each of the stockholders of Knology, Inc. (the “Company”) named on Exhibit A hereto (the “Selling Stockholders”) hereby grants to the Company the right, exercisable only by and on behalf of the Common Holders (as described below), to purchase (each a “Reoffer Purchase Right”) up to the respective number of shares of the Company’s Series AA convertible preferred stock, par value $0.01 per share (the “Preferred Stock”), set forth opposite such Selling Stockholder’s name on Exhibit A (collectively, the “Reoffer Securities”). Each Selling Stockholder acknowledges that the Company intends to distribute the Reoffer Purchase Rights (the “Rights Reoffering”) to the record holders (the “Common Holders”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and that the Common Holders that exercise Reoffer Purchase Rights will purchase Reoffer Securities directly from the Selling Stockholders. The Selling Stockholders also acknowledge that, simultaneous with the Rights Reoffering, the Company intends to distribute to the Common Holders rights to purchase (the “Company Purchase Rights” and, collectively with the Reoffer Purchase Rights, the “Purchase Rights”) up to 1,080,000 shares of Preferred Stock (the “Company Securities”, and, collectively with the Reoffer Securities, the “Securities”) directly from the Company (the “Company Rights Offering”) and that the Rights Reoffering and the Company Rights Offering shall be conducted as a unified offering (the “Rights Offering”) to the Common Holders. To the extent that the Common Holders do not subscribe to purchase all of the Securities subject to the Rights Offering, the Selling Stockholders acknowledge that all of Company Securities shall be issued and sold before any Reoffer Securities are sold. Certain terms used in this Agreement are defined in Section 14 hereof.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Selling Stockholder and agrees with each Selling Stockholder, as follows:

(1) Compliance with Registration Requirements. The Company has filed a Registration Statement with the Commission to register the Securities to be issued in the Rights Offering. Prior to distribution of the Purchase Rights to the Common Holders, the Registration Statement shall have been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement will have been issued, and no proceeding for that purpose will have been initiated or threatened by the Commission. At the respective times the Registration Statement and any post-effective amendments thereto become effective and at the Closing Date, the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement is issued, at the Closing Date, and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities, will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each Prospectus will comply, when filed with the Commission, in all material respects with the requirements of the 1933 Act and each Prospectus delivered to the Selling Stockholders for use in connection with the offering of the Securities will be identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Any documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1993 Act or the 1934 Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Selling Stockholder expressly for use in the Registration Statement or Prospectus (the “Selling Stockholder Information”). The parties acknowledge and agree that the Selling Stockholder Information shall consist solely of the information included under the caption “Selling Stockholders” in the Prospectus, except for percentages of ownership of Securities of the Company of the Selling Stockholders.

(2) Company Authorization of Agreement. This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

(b) Representations and Warranties by the Selling Stockholders. Each of the Selling Stockholders severally and not jointly represents and warrants to the Company as of the date hereof and as of the Closing Date, and agrees with the Company, as follows:

(1) Accurate Disclosure. The Selling Stockholder will review and will be familiar with, the Registration Statement as originally filed with the Commission and all amendments thereto, if any, and with the Prospectus and any amendments or supplements thereto, if any. At the respective times the Registration Statement or any post-effective amendment thereto becomes effective, the information relating to such Selling Stockholder (including the information with respect to such Selling Stockholder’s Securities and any other shares of Preferred Stock, Common Stock or other securities of the Company which are owned or held by such Selling Stockholder) that is set forth in the Registration Statement (or in any amendments thereto) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities, the information relating to such Selling Stockholder (including the information with respect to such Selling Stockholder’s Securities and any other shares of Preferred Stock, Common Stock or other securities of the Company which are owned or held by such Selling Stockholder) that is set forth in the Prospectus (or in any amendments or supplements thereto) will not contain an untrue statement of a material fact and will not omit to state a material fact necessary in order to make such information, in the light of the circumstances under which they were made, not misleading. All information furnished or confirmed in writing by or on behalf of such Selling Stockholder for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) will be true, complete and correct; and such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder under this Agreement by any information concerning the Company or any subsidiary of the Company which is not set forth, or incorporated by reference, in the Prospectus.

(2) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(3) Power of Attorney; Custody Agreement. Such Selling Stockholder has duly authorized, executed and delivered a Power of Attorney (a “Power of Attorney” and, with respect to such Selling Stockholder, “its Power of Attorney”) appointing [Chad S. Wachter] and [M. Todd Holt] as such Selling Stockholder’s attorneys-in-fact (with respect to such Selling Stockholder, the “Attorneys-in-Fact” and, individually, an “Attorney-in-Fact” ), and a Letter of Transmittal and Custody Agreement (a “Custody Agreement” and, with respect to such Selling Stockholder, “its Custody Agreement”) with Wachovia Bank, N.A., as custodian (the “Custodian”); each of its Power of Attorney and its Custody Agreement constitutes a valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to creditors’ rights generally or by general equitable principles; each of such Selling Stockholder’s Attorneys-in-Fact, acting alone, is authorized to execute and deliver this Agreement and any other certificates required to be delivered by the Selling Stockholders by this Agreement on behalf of such Selling Stockholder, to authorize the delivery to the Common Holders purchasing Reoffer Securities to be sold by such Selling Stockholder under this Agreement and to accept payment therefor and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement and the transactions contemplated hereby.

(4) Good Standing. If such Selling Stockholder is not a natural person, such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization.

(5) Power and Authority. Such Selling Stockholder has the requisite power and authority to execute, deliver and perform its obligations under this Agreement, its Power of Attorney and its Custody Agreement and to sell, transfer and deliver the Reoffer Securities to be sold by such Selling Stockholder under this Agreement.

(6) Non-Contravention. The execution, delivery and performance of this Agreement, its Power of Attorney and its Custody Agreement by such Selling Stockholder and the consummation of the transactions contemplated by this Agreement, its Power of Attorney and its Custody Agreement (including the sale and delivery of the Reoffer Securities to be sold by such Selling Stockholder pursuant to this Agreement), and compliance by such Selling Stockholder with its obligations under this Agreement, its Power of Attorney and its Custody Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any of the Reoffer Securities to be sold by such Selling Stockholder under this Agreement or any other property or assets of such Selling Stockholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, note, debenture, evidence of indebtedness, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Organizational Documents of such Selling Stockholder or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its assets, properties or operations.

(7) Good and Marketable Title. Such Selling Stockholder is the sole registered owner of the Reoffer Securities to be sold by such Selling Stockholder under this Agreement and will remain the sole registered owner of such Reoffer Securities until the delivery of such Reoffer Securities to the Common Holders purchasing such Reoffer Securities on the Closing Date, and such Reoffer Securities are and, until delivery thereof to the Common Holders on the Closing Date, will be free and clear of all Liens other than pursuant to this Agreement; upon payment of the consideration for the Reoffer Securities to be sold by such Selling Stockholder as provided in this Agreement and the crediting of such Reoffer Securities to the security account or accounts of the Common Holders maintained with The Depository Trust Company or in such Common Holders’ names, as applicable, each of the Common Holders purchasing such Reoffer Securities will become the legal owner of the Reoffer Securities purchased by it from such Selling Stockholder, free and clear of all Liens, and, assuming that none of the Common Holders purchasing such Reoffer Securities has “notice of an adverse claim” (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York (the “UCC”)) with respect to such Reoffer Securities, each of the Common Holders purchasing such Reoffer Securities will acquire a “security entitlement” (within the meaning of UCC

Section 8-102(a)(17)) to the Reoffer Securities purchased by such Common Holder from such Selling Stockholder, and no action based on any “adverse claim” (within the meaning of UCC Section 8-102(a)(1)) may be asserted against such Common Holder with respect to such Reoffer Securities.

(8) Absence of Rights of First Refusal. The Reoffer Securities to be offered by such Selling Stockholder under this Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such Reoffer Securities other than pursuant to this Agreement, its Custody Agreement and its Power of Attorney.

(9) Absence of Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(10) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder (or other equity owner), if any, or creditor of such Selling Stockholder, and (C) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution or delivery by such Selling Stockholder of, or the performance by such Selling Stockholder of its obligations under, this Agreement, its Custody Agreement or its Power of Attorney, for the sale and delivery by such Selling Stockholder of the Reoffer Securities to be sold by it under this Agreement, or for the consummation by such Selling Stockholder of the other transactions contemplated by this Agreement, its Custody Agreement or its Power of Attorney, except such as may be required under the 1933 Act, the 1934 Act, and state securities sky laws.

SECTION 2. Grant of Reoffer Purchase Rights.

(a) Reoffer Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders, severally and not jointly, grant to the Company the right to purchase, or in the event the Company distributes such rights to the Common Holders on a pro rata basis pursuant to the Rights Reoffering, to such Common Holders, severally and not jointly, at the price of $10.00 per share (the “Purchase Price”), the number of Reoffer Securities set forth opposite such Selling Stockholder’s name on Exhibit A to this Agreement.

(b) Payment. In the event that Common Holders subscribe to purchase Reoffer Securities pursuant to the Rights Reoffering, payment of the purchase price for, and delivery of certificates for, the Reoffer Securities shall be made at the offices of Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309, or at such other place as shall be agreed upon by the Selling Stockholders and the Company, at 9:00 A.M. (Eastern time) on the date designated by the Company (such time and date of payment and delivery being herein called the “Closing Date”).

Payment shall be made to the Selling Stockholders by certified check or wire transfer of immediately available funds to a single bank account at the Custodian, which account shall be designated by the Custodian, against delivery to the Common Holders of certificates for the Reoffer Securities to be purchased by them. It is understood that each Selling Stockholder has authorized the Custodian, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Reoffer Securities, if any, to be sold to the Common Holders.

(c) Denominations; Registration. Certificates for the Reoffer Securities, if any, to be sold shall be in such denominations and registered in such names as the [Custodian][Company] may request in writing at least one full business day before the Closing Date.

SECTION 3. Covenants of the Company.

(a) The Company covenants with each Selling Stockholder as follows:

(1) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of the 1933 Act and will notify the Selling Stockholders immediately, and confirm the notice in writing, (i) when the Registration Statement or any post-effective amendment thereto shall become effective, or, if not contained in the Registration Statement, the Prospectus or any amendment or supplement thereto shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the document transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(2) Delivery of Registration Statements. The Company will deliver to the Selling Stockholders and counsel for the Selling Stockholders, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Selling Stockholders will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(3) Delivery of Prospectuses. The Company will furnish to each Selling Stockholder, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Selling Stockholder may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Selling Stockholders will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(4) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Reoffer Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Selling Stockholders or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Selling Stockholders such number of copies of such amendment or supplement as the Selling Stockholders may reasonably request.

(5) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Selling Stockholders, to qualify the Reoffer Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Selling Stockholders may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement;

provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Reoffer Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

(6) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(7) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents that are required to be filed with the Commission pursuant to the 1934 Act and incorporated by reference in the Prospectus within the time periods required by the 1934 Act.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including any financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Selling Stockholders of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Common Holders, including any stock or other transfer taxes and any stamp or other duties payable, if any, upon the sale, issuance or delivery of the Company Securities to the Common Holders, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(5) hereof, (vi) the printing and delivery to the Common Holders of copies of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, and (viii) the fees and expenses incurred in connection with the listing of the Common Stock underlying the Securities on the Nasdaq National Market.

(b) Expenses of the Selling Stockholder. The Selling Stockholder will pay any stock transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges, if any, payable in connection with the sale or delivery of Reoffer Securities to the Common Holders (and such Selling Stockholder hereby authorizes the payment of any such amounts by deduction from either the proceeds of the Reoffer Securities to be sold by such Selling Stockholder under this Agreement or from any funds from time to time held for the account of such Selling Stockholder by the Custodian).

(c) Termination of Agreement. If this Agreement is terminated by the Company in accordance with the provisions of Section 9(a) or if the conditions to the Selling Stockholders’ obligations are not satisfied as provided in Section 5, the Company shall reimburse the Selling Stockholders for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Selling Stockholders.

SECTION 5. Conditions of Selling Stockholders’ Obligations. The obligations of the several Selling Stockholders hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement, and to effectiveness of the Registration Statement and at the Closing Date no stop order suspending the effectiveness of the Registration Statement having been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Selling Stockholders. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the time period prescribed by such Rule, and prior to Closing Date, the Company shall have provided evidence satisfactory to the Selling Stockholders of such timely filing.

SECTION 6. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, and will reimburse each Selling Stockholder for any legal or other expenses reasonably incurred by such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or any such amendment or supplement in reliance upon and in conformity with Selling Stockholder Information.

(b) Indemnification by Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of any Prospectus, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any such amendment or supplement in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Selling Stockholders and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act shall be selected by Selling Stockholders who collectively held a majority of the Reoffer Securities listed on Exhibit A; and counsel to the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the indemnified parties and each person, if any, who controls such indemnified parties within the meaning of Section 15 of the 1933 Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Control Persons. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act; and the obligations of the Selling Stockholders under this Section 6 shall be in addition to any liability which the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, each officer who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Stockholders on the other hand from the offering of the Securities pursuant to the Rights Offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Selling Stockholders on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Selling Stockholders on the other hand in connection with the offering of the Securities pursuant to the Rights Offering shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to the Registration Statement (before deducting expenses) received by the Company and the total net proceeds from the offering of the Securities pursuant to the Registration Statement received by the Selling Stockholders, in each case as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Selling Stockholders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Stockholders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Selling Stockholder shall be required to contribute any amount in excess of the amount of the net sale price of the Securities sold by such Selling Stockholder pursuant to the Registration Statement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company. The Selling Stockholders’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Reoffer Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or by or on behalf of the Selling Stockholders, and shall survive delivery of the Reoffer Securities by the Selling Stockholders.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Company and the Selling Stockholders may terminate this Agreement only by a written consent executed by all of the parties hereto.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Selling Stockholders shall be directed to them c/o Chad S. Wachter, as Attorney-in-Fact at Knology, Inc., 1241 O.G. Skinner Drive, West Point, Georgia 31833, with a copy to the Selling Stockholders at the addresses set forth on Exhibit A hereto; and notices to the Company shall be directed to Knology, Inc., 1241 O.G. Skinner Drive, West Point, Georgia 31833, Attention: Chad S. Wachter, General Counsel and Corporate Secretary, with a copy to Alston & Bird LLP, 601 Pennsylvania Avenue, NW, Washington, DC 20004, Attention: David E. Brown, Jr.

SECTION 11. Parties. This Agreement shall each inure to the benefit of and be binding upon the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Company or the Selling Stockholders shall be deemed to be a successor by reason merely of such purchase.

SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. SPECIFIED TIMES OF DAY REFER TO EASTERN TIME.

SECTION 13. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 14. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Commission” means the Securities and Exchange Commission.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Prospectus” means each prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, and including any documents incorporated by reference therein, as of the date thereof, pursuant to the applicable form under the 1933 Act; provided, that any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus under the 1934 Act and incorporated by reference in such Prospectus.

“Registration Statement” means the Company’s registration statement on Form S-3 to be filed with the Commission regarding the offer and sale of the Securities, including any amendments thereto, any registration statement filed by the Company pursuant to Rule 462 for the purpose of registering any additional Securities under the 1933 Act, any amendments thereto, any exhibits or other documents incorporated by reference therein, and any Rule 430A Information; provided, that any reference to any amendment to the Registration Statement shall include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

“Rule 424(b)”, “Rule 430A” and “Rule 462” refer to such rules under the 1933 Act.

“Rule 430A Information” means the information, if any, included in the Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A.]

“1933 Act” means the Securities Act of 1933, as amended, including the rules and regulations of the Commission thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations of the Commission thereunder.

All references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Company and the Selling Stockholders in accordance with its terms.

Very truly yours,

SELLING STOCKHOLDERS:

THE BURTON PARTNERSHIP, LIMITED PARTNERSHIP

By:	/s/ DONALD W. BURTON
General Partner

THE BURTON PARTNERSHIP (QP), LIMITED PARTNERSHIP

By:	/s/ DONALD W. BURTON
General Partner

CAMPBELL B. LANIER, III

/s/ CAMPBELL B. LANIER, III

O. GENE GABBARD

/s/ O. GENE GABBARD

CONFIRMED AND ACCEPTED, as of the date first above written:

KNOLOGY, INC.

By:	/s/ CHAD S. WACHTER
Authorized Signatory

EXHIBIT A

Selling Stockholders

Name and Address	Number of Option Securities to be Offered
Campbell B. Lanier III	24,592
O. Gene Gabbard	22,006
The Burton Partnership (QP), Limited Partnership	108,931
The Burton Partnership, Limited Partnership	32,772

Total	191,839

A-1